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                                                                   Exhibit 10.15

                                             [AIRSPAN LOGO APPEARS HERE]

                                             AirSpan Networks Inc.

                                             13450 West Sunrise Blvd., Suite 430
                                             Sunrise Florida 33323, USA

                                             Tel: 001 954 851 1660
                                             Fax: 001 954 851 1661
                                             http://www.airspan.com

22 August 2002

Private and Confidential

Peter Aronstam
Chief Financial Officer
Airspan Networks Inc.


Dear Peter

Following your discussions with Eric Stonestrom, I would like to confirm the following changes to your contract of employment:

Salary

Effective from 1 October 2002 your base salary will be reduced to $200,000 per annum. Your next salary review will take place on 1 April 2003.

Sales Bonus

For Q4/02 and Q1/03 if we reach $2M on America's booked quarterly revenues, you will be paid a bonus of $20,000 for each quarter that we achieve this revenue. This bonus will be payable 15 days after the filing of the 10Q. After this period the revenue target will be reviewed and agreed by the 15th day of each subsequent quarter.

This sales bonus will be in addition to any other bonus scheme implemented for company officers. Any other bonus scheme will take trailing 12 months salary + sales bonus as the reference level.

Employment Security

With reference to Paragraph 5, Employment Security of your original contract of employment, any severance pay would be calculated on either your current 12 month trailing salary + sales bonus or your base salary at the start of your employment, whichever is the greater.

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All other terms and conditions remain unchanged.

Yours sincerely,

/s/ Barbara Sheard
--------------------------
Barbara Sheard
Director, Human Resources



I acknowledge receipt of the original copy of the above letter and confirm that I accept this change to my employment contract.


Signed:       Peter Aronstam            Date:   September 30, 2002
        ---------------------------           ----------------------
             (Peter Aronstam)

  Please sign both copies of this letter and return one to Human Resources at
                                    Uxbridge